UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 16, 2008

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12372	22-3268660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Five Garret Mountain Plaza West Paterson, NJ	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 357-3100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On October 16, 2008, we issued a press release announcing our financial results for our third quarter ended September 30, 2008.  A copy of our press release is furnished as Exhibit 99.1 hereto.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2008, we issued a press release announcing that David Lilley, our Chairman and Chief Executive Officer, intends to retire effective December 31, 2008 and that Shane D. Fleming, currently our President and Chief Operating Officer, has been elected as Chairman of the Board, President and Chief Executive Officer effective January 1, 2009.  Mr. Lilley will remain as a non-executive director and will continue to work with the Board and Mr. Fleming to ensure a smooth transition of leadership for the period from January 1, 2009 through the annual stockholders meeting in April 2009. A copy of our press release is furnished as Exhibit 99.2 hereto.

Item 9.01     Financial Statements and Exhibits.

The following exhibits have been furnished with this report.

99.1  Press release, dated October 16, 2008
99.2  Press release, dated October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.
(Registrant)

Date:	October 16, 2008	/s/ David M. Drillock
David M. Drillock
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 16, 2008

99.2	Press Release, dated October 16, 2008